Exhibit 99.2

SBA Communications Corporation Commences Tender Offers and Consent Solicitations for its 9 3/4% Senior Discount Notes due 2011 and its 8 1/2% Senior Notes due 2012

BOCA RATON, Fla., March 20, 2006 /PRNewswire/ — SBA Communications Corporation (Nasdaq: SBAC) (“SBA” or the “Company”) announced today that it is commencing cash tender offers and consent solicitations (the “Offers and Consent Solicitations”) for any and all of its $221.5 million outstanding principal amount of 9 3/4% Senior Discount Notes due 2011, which were co-issued by its wholly-owned subsidiary, SBA Telecommunications, Inc., CUSIP Number 78402UAC7 (the “9 3/4% Notes”) and its $162.5 million outstanding principal amount of 8 1/2% Senior Notes due 2012 (the “8 1/2% Notes,” and collectively with the 9 3/4% Notes, the “Notes”). The Offers and Consent Solicitations are being conducted in connection with the Company’s acquisition of AAT Communications Corp. The terms of the Offers and Consent Solicitations are described in the Offer to Purchase and Consent Solicitation Statement dated March 20, 2006 and the related Consent and Letter of Transmittal, copies of which may be obtained from D.F. King & Co., Inc.

The Offers and Consent Solicitations are scheduled to expire at 12:00 midnight, New York City time, on Monday, April 17, 2006, unless extended (the “Expiration Date”). Holders tendering their Notes will be required to consent to certain proposed amendments (the “Proposed Amendments”) to the indentures governing their Notes, which will eliminate substantially all of the restrictive covenants and certain events of default. Adoption of the Proposed Amendments requires the consent of holders of at least a majority of the aggregate principal amount of the outstanding Notes under the applicable indenture. Holders may not tender their Notes without delivering consents and may not deliver consents without tendering their Notes.

Holders who validly tender their Notes on or prior to 5:00 p.m., New York City time, on March 31, 2006, unless extended (the “Consent Date”), will be eligible to receive the total consideration, including the consent premium. Holders who validly tender their Notes after the Consent Date, but on or prior to the Expiration Date, will be eligible to receive the tender offer consideration, which excludes the consent premium. In either case, Holders who validly tender their 8 1/2% Notes shall receive interest from the last interest payment date to, but not including, the date of payment for their Notes (if such Notes are accepted for purchase).

The applicable total consideration for each $1,000 in principal amount at maturity of Notes tendered and accepted for payment pursuant to the Offers and Consent Solicitations will be determined in the manner described in the Company’s Offer to Purchase and Consent Solicitation Statement. The consideration will be determined by reference to the yield based on the bid-side price of the applicable U.S. Treasury Security specified in the table below, as fully described in the Offer to Purchase and Consent Solicitation Statement, plus a fixed spread of 50 basis points. The consideration will be calculated by the Joint Dealer Managers for the Offers and Consent Solicitations at 2:00 p.m., New York City time, on the tenth business day preceding the expiration date. The tender offer consideration is the applicable total consideration minus the consent premium equal to $30 for each $1,000 in principal amount at maturity of Notes. Holders that validly tender 8 1/2% Notes will also receive interest from the last interest payment date to, but not including, the settlement date for Notes purchased in the Offers. In addition, if the expiration date for the offer for the 9 3/4% Notes is extended after the price determination date, holders of the 9 3/4% Notes whose

9 3/4% Notes are purchased in the Offers, will receive, in addition to the total consideration, or tender offer consideration, as applicable, an accretion amount as described in the Offer to Purchase and Consent Solicitation Statement.

CUSIP No.	Aggregate Outstanding Principal Amount		Title of Security	First Call Date	First Call Price	Reference Security	Bloom- berg Page	Fixed Spread
78402UAC7	$221,507,120	(1)	9 3/4% Senior Discount Notes due 2011	12/15/07	$1,048.75	4.25% due 11/30/07	BBT4	0.50%
78388JAG1	$162,500,000		8 1/2% Senior Notes due 2012	12/1/08	$1,042.50	3.375% due 12/15/08	BBT5	0.50%

(1)	Amount reflects the accreted value of the 9 3/4% Notes as of March 20, 2006. The aggregate principal amount at maturity of the 9 3/4% Notes is $261,316,000.

Holders who validly tender their notes on or before the Consent Date may withdraw their notes prior to the Consent Date, but not thereafter. Holders who validly tender their Notes after the Consent Date but on or before the Expiration Date may not withdraw their Notes.

The Offers and Consent Solicitations are subject to the satisfaction of certain conditions, including (1) the consummation of the acquisition of 100% of the common stock of AAT Communications Corp., (2) the consummation of the required financing and (3) obtaining consents to the Proposed Amendments from a majority of the Holders of both the 9 3/4% Notes and the 8 1/2% Notes, as well as other customary conditions. The Company intends to use a portion of the proceeds of a $1.1 billion bridge financing commitment from Deutsche Bank Securities Inc., DB Structured Products, Inc., J.P. Morgan Securities Inc. and JPMorgan Chase Bank, N.A. to fund the purchase of the Notes and the payment of the consent premium pursuant to the Offers and Consent Solicitations.

SBA has engaged Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc. to act as joint dealer managers and solicitation agents in connection with the Offers and Consent Solicitations. Questions regarding the Offers and Consent Solicitations may be directed to Deutsche Bank Securities Inc., High Yield Capital Markets, at 212-250-5655 (collect), Attn: Alexandra Barth or J.P. Morgan Securities Inc., Liability Management Group, at 866-834-4666 (U.S. toll free). Requests for documentation may be directed to D.F. King & Co., Inc., the information agent for the Offers and Consent Solicitations, at 212-269-5550 (for Banks and Brokers) and 800-431-9645 (U.S. toll free).

This press release is not an offer to purchase or a solicitation of acceptance of the offer to purchase, which may be made only pursuant to the terms of the Offer to Purchase and Consent Solicitation Statement and related Consent and Letter of Transmittal. The Offers and Consent Solicitations are being made solely by the Offer to Purchase and Consent Solicitation Statement, and the related Consent and Letter of Transmittal (as they may be amended from time to time), and those documents should be consulted for additional information regarding delivery procedures and the conditions for the Offers and Consent Solicitations.

SBA is a leading independent owner and operator of wireless communications infrastructure in the United States. SBA generates revenue from two primary businesses — site leasing and site development services. The primary focus of the Company is the leasing of antenna space on its multi-tenant towers to a variety of wireless service providers under long-term lease contracts. Since it was founded in 1989, SBA has participated in the development of over 25,000 antenna sites in the United States.

This press release includes forward-looking statements regarding the completion of the Offers and Consent Solicitations. These forward-looking statements may be affected by risks and uncertainties in the Company’s business. This information is qualified in its entirety by cautionary statements and risk factor disclosure contained in the Company’s Securities and Exchange Commission filings, including the Company’s Annual Report on Form 10-K filed with the Commission on March 10, 2006. The Company wishes to caution readers that certain important factors may have affected and could in the future affect the Company’s actual results and could cause the Company’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of the Company, including the risk that the conditions to the Offers and Consent Solicitations are not satisfied or waived.